Exhibit 23.1

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2004 relating to the financial statements and to the financial statement schedule, which appears in the 2003 Annual Report to Shareholders of Bluefly, Inc., which is incorporated by reference in Bluefly, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
July 29, 2004